Exhibit 10.30

AMENDMENT NO. 5, CONSENT AND WAIVER
TO
CREDIT AGREEMENT

THIS AMENDMENT NO. 5, CONSENT AND WAIVER TO CREDIT AGREEMENT (this “Amendment”) dated as of May 27, 2005, is entered into among GLADSTONE BUSINESS LOAN, LLC, as the Borrower, TAHOE FUNDING CORP., LLC and PUBLIC SQUARE FUNDING LLC, as CP Lenders (collectively, the “CP Lenders”), DEUTSCHE BANK AG, NEW YORK BRANCH (“Deutsche Bank”) and KEYBANK, NATIONAL ASSOCIATION (“KeyBank”), as Committed Lenders (collectively, the “Committed Lenders”), Deutsche Bank and KeyBank as Managing Agents (in such capacity, collectively the “Managing Agents”) and Deutsche Bank as Administrative Agent (in such capacity, the “Administrative Agent”).  Capitalized terms used herein without definition shall have the meanings ascribed thereto in the “Credit Agreement” referred to below.

PRELIMINARY STATEMENTS

A.            Reference is made to that certain Credit Agreement dated as of May 19, 2003 among the Borrower, Gladstone Advisers, Inc., as Servicer, the CP Lenders, the Committed Lenders, the Managing Agents and the Administrative Agent (as amended, modified or supplemented from time to time, including, without limitation, by that certain Resignation, Appointment and Consent dated as of September 28, 2004, and as further amended, restated, supplemented or modified from time to time, the “Credit Agreement”).

B.            The parties hereto have agreed to (i) amend certain provisions of the Credit Agreement upon the terms and conditions set forth herein and (ii) consent to the modification by the Borrower and the Servicer of the Credit and Collection Policy.

SECTION 1.  Amendment.  Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the parties hereto hereby agree:

(i)            to amend Section 1.1 by adding the following new definitions in alphabetical order, as follows:

Post-Termination Revolver Loan Fundings: means an advance by the Committed Lenders, made on or following the Revolver Loan Funding Date, which may be used for the sole purpose of funding advances requested by Obligors under the Revolver Loans.

Revolver Loan:  means each Loan with respect to which the Borrower has a revolving credit commitment to advance amounts to the applicable Obligor during a specified term.

Revolver Loan Funding:  has the meaning given to such term in Section 2.14.

Revolver Loan Funding Account: has the meaning given to such term in Section 2.14.

Revolver Loan Funding Account Shortfall: means, on any date, the amount, if any, by which the Revolver Loan Funding Amount at such time exceeds the aggregate amount on deposit in the Revolver Loan Funding Accounts.

Revolver Loan Funding Account Surplus:  means, on any date, the amount, if any, by which the amount on deposit in the Revolver Loan Funding Accounts exceeds the Revolver Loan Funding Amount at such time.

Revolver Loan Funding Amount: has the meaning given to such term in Section 2.14.

Revolver Loan Funding Date:  means the Termination Date, if Revolver Loans are outstanding on such date.

Servicing Fee Limit Amount:  means, for each Payment Date, an amount equal to 50% of the Servicing Fee for the related Settlement Period.

(ii)           to delete the definition of “Commitment Termination Date” in its entirety, and substitute the following therefor:

Commitment Termination Date: means May 26, 2006, or such later date to which the Commitment Termination Date may be extended (if extended) in the sole discretion of the Lenders in accordance with the terms of Section 2.1(b).

(iii)          to amend the definition of “Credit and Collection Policy” to delete the reference to “Section 7.8(g)” set forth therein and substitute a reference to “Section 7.9(g)” therefor.

(iv)          to delete clause (viii) of the definition of “Eligible Loan” and substitute the following therefor:

(viii)        the Loan bears interest, which is due and payable no less frequently than quarterly, except for (i) Loans which bear interest which is due and payable no less frequently than semi-annually, provided that the aggregate Outstanding Loan Balances of such Loans do not exceed 10% of the Aggregate Outstanding Loan Balance and (ii) PIK Loans,

(v)           to add the following clauses (xxii) and (xxiii) to the definition of “Eligible Loan” in appropriate numeric order therein:

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(xxii)        if such Loan is a Revolver Loan, it shall be secured by a first priority, perfected security interest on certain assets of the Obligor which shall include, without limitation, accounts receivable and inventory; and

(xxiii)       if such Loan is a Revolver Loan, the revolving credit commitment of the Borrower to the applicable Obligor thereunder (A) is between $500,000 and $5,000,000, (B) shall have a term to maturity of one year or less and (C) shall permit borrowings thereunder not more frequently than once per week.

(vi)          to delete the definition of “Excess Concentration Amount” and substitute the following therefor:

Excess Concentration Amount:  On any date of determination, the sum of, without duplication, (a) the aggregate amount by which the Outstanding Loan Balances of Eligible Loans included as part of the Collateral, the Obligors of which are residents of any one state, exceeds 40% of the Aggregate Outstanding Loan Balance, (b) the aggregate amount by which the Outstanding Loan Balances of Eligible Loans included as part of the Collateral, the Obligors of which are in the same Industry, exceeds 25% of the Aggregate Outstanding Loan Balance, (c) the aggregate amount by which the Outstanding Loan Balance of each Eligible Loan included as part of the Collateral exceeds the Large Loan Limit applicable to such Eligible Loan, (d) the aggregate amount by which the Outstanding Loan Balances of all Eligible Loans included as part of the Collateral whose interest payments are due and payable less frequently than monthly exceeds 66 2/3% of the Aggregate Outstanding Loan Balance, (e) the aggregate amount by which the Outstanding Loan Balances of all Eligible Loans included as part of the Collateral which are PIK Loans exceeds 40% of the Aggregate Outstanding Loan Balance, (f) the aggregate amount by which the Outstanding Loan Balances of all Eligible Loans included as part of the Collateral which are PIK Loans having a PIK accrual component greater than 3.0% exceeds 25% of the Aggregate Outstanding Loan Balance, (g) the aggregate amount by which the Outstanding Loan Balances of all Eligible Loans that have original terms to maturity greater than 84 months exceeds 10% of the Aggregate Outstanding Loan Balance, (h) the aggregate amount by which the Outstanding Loan Balances of Qualifying Syndicated Loans included as part of the Collateral, for which no Subsequent Delivery Trust Receipt

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(as defined in the Custody Agreement) has been received exceeds $30,000,000, (i) the aggregate Outstanding Loan Balances of all Loans which (A) do not have a long-term credit rating from either S&P or Moody’s and (B) are not priced by Standard & Poor’s Securities Evaluations, Inc. on a quarterly basis and have not been so priced by Standard & Poor’s Securities Evaluations, Inc. for a period in excess of (x) with respect to the Loans described in Annex III to that certain Amendment No. 4 hereto dated as of September 28, 2004, 45 days from September 28, 2004 or (y) otherwise, 135 days from the date such Loan becomes a Transferred Loan, provided, however, that the requirements of this clause (i) shall not apply to the Marcal RE Loan, (j) the aggregate amount by which the Outstanding Loan Balances of all Eligible Loans included as part of the Collateral which are Revolver Loans exceeds $20,000,000 and (k) the aggregate amount by which the Outstanding Loan Balances of all Eligible Loans that are unsecured exceeds 10% of the Aggregate Outstanding Loan Balance.

(vii)         to delete the definition of “Payment Date” in its entirety, and substitute the following therefor:

Payment Date: means the seventh (7th) day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day; provided that for purposes of distributions required pursuant to Section 2.8(a)(vii) only, “Payment Date” shall mean any Business Day.

(viii)        to amend Section 2.1(a) to delete the sentences “Such Funding Request shall be delivered not later than 5:00 p.m. (New York City time) on the date which is four (4) Business Days prior to the requested Funding Date.  Following receipt by the Administrative Agent of a Funding Request, the Administrative Agent shall forward such Funding Request to each Managing Agent not later than 12:00 p.m. (New York City time) on the date which is three (3) Business Days prior to the requested Funding Date.” and substitute the following therefor:

Such Funding Request shall be delivered not later than 10:00 a.m. (New York City time) on the date which is one (1) Business Day prior to the requested Funding Date.  Following receipt by the Administrative Agent of a Funding Request, the Administrative Agent shall forward such Funding Request to each Managing Agent not later than 11:00 a.m. (New York City time) that day.

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(ix)           to amend Section 2.2(c) to insert the phrase, “provided that the requirements of this Section 2.2(c) shall apply only with respect to the first Advance to be made with respect to a Revolver Loan” at the end of the first sentence thereof;

(x)            to amend Section 2.2(e) to delete the phrase “at least $3,000,000” and substitute the phrase “at least $3,000,000, or, if such Advance is to be made with respect to a Revolver Loan, at least $100,000” therefor;

(xi)           to amend Section 2.3(b) to delete the phrase “at least three (3) Business Days prior to the proposed Funding Date (or such shorter period of time or later date as may be agreed to by the Required Committed Lenders)” and substitute the phrase “at least one (1) Business Day prior to the date of such repayment” therefor

(xii)          to further amend Section 2.3(b) to delete the phrase “$1,000,000 with integral multiples of $100,000 above such amount” and substitute the phrase “$1,000,000 with integral multiples of $100,000 above such amount, or, with respect to any partial prepayment made in connection with payments received in respect of a Revolver Loan, $100,000 with integral multiples of $100,000 above such amount” therefor;

(xiii)         to delete “Section 2.8   Settlement Procedures” in its entirety and substitute the section set forth in Annex I therefor;

(xiv)        to amend Article II to add the following Section 2.14 in numeric order therein:

Section 2.14         Revolver Loan Funding.  (a)  Upon the occurrence of a Revolver Loan Funding Date (i) each CP Lender shall make an assignment to its related Committed Lenders of its Advances Outstanding in respect of Revolver Loans at such time and (ii) each Committed Lender shall make an advance (each, a “Revolver Loan Funding”) in an amount equal to such Committed Lender’s ratable share of the aggregate outstanding unfunded commitments under the Revolver Loans (collectively, the “Revolver Loan Funding Amount”).  Upon receipt of the proceeds of such Revolver Loan Funding, the Administrative Agent shall deposit such funds into segregated accounts (each, a “Revolver Loan Funding Account”), in its name, referencing the name of such Committed Lender, and maintained at a Qualified Institution.  Each Committed Lender hereby grants to the Administrative Agent full power and authority, on its behalf, to withdraw funds from the applicable Revolver Loan Funding Account at the time of, and in connection with, the funding of any Post-Termination Revolver Loan Fundings to

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be made by the Borrower, and to deposit to the related Revolver Loan Funding Account any funds received in respect of each relevant Committed Lender’s ratable share of principal payments under Section 2.8 hereof, all in accordance with the terms of and for the purposes set forth in this Agreement.  The deposit of monies in such Revolver Loan Funding Account by any Committed Lender shall not constitute an Advance (and such Committed Lender shall not be entitled to interest on such monies except as provided in clause (d) below) unless and until (and then only to the extent that) such monies are used to make Post-Termination Revolver Loan Fundings pursuant to the first sentence of clause (b) below).  On each Payment Date, the Borrower shall pay the Administrative Agent, for the benefit of the Committed Lenders, a fee (the “Revolver Loan Funding Fee”) equal to 0.30%, multiplied by the weighted average amount on deposit in the Revolver Loan Funding Accounts during the applicable Settlement Period, calculated on the basis of a year of 360 days for the actual number of days elapsed.

(b)           From and after the establishment of a Revolver Loan Funding Account with respect to any Committed Lender, and until the earlier of (i) the reduction to zero of all outstanding commitments in respect of Revolver Loans and (ii) one year following the Revolver Loan Funding Date, all Post-Termination Revolver Loan Fundings to be made by such Committed Lender hereunder shall be made by withdrawing funds from the applicable Revolver Loan Funding Account.  On each Business Day during such time, the Administrative Agent shall, (i) if a Revolver Loan Funding Account Shortfall exists, deposit the lesser of (A) the amount allocable to the repayment of principal to the Committed Lenders and (B) the Revolver Loan Funding Account Shortfall and (ii) if a Revolver Loan Funding Account Surplus exists, pay to the applicable Managing Agent, on behalf of each Committed Lender, such Committed Lender’s ratable share of the Revolver Loan Funding Account Surplus.  Until the earlier of (i) the reduction to zero of all outstanding commitments in respect of Revolver Loans and (ii) one year following the Revolver Loan Funding Date, all remaining funds then held in such Revolver Loan Funding Account (after giving effect to any Post-Termination Revolver Loan Fundings to be made on such date) shall be paid by the Administrative Agent to the applicable Managing Agent, on behalf of such Committed Lender, and thereafter all payments made in respect of the

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Loans (whether or not originally funded from such Committed Lender’s Revolver Loan Funding Account) shall be paid directly to the applicable Managing Agent, on behalf of such Committed Lender, in accordance with the terms of Section 2.8.

(c)           The Program Agent may, its sole discretion, advance funds withdrawn from the Revolver Loan Funding Accounts to (i) the Borrower or (ii) the applicable Obligor directly, on behalf of the Borrower, and in either case, such funds shall be used solely for the purpose of funding advances requested by an Obligor under a Revolver Loan.

(d)           Proceeds in a Revolver Loan Funding Account shall be invested, at the written direction of the applicable Committed Lender (or the applicable Managing Agent on its behalf) to the applicable Revolver Loan Funding Account bank, only in investments which constitute Permitted Investments.  The investment earnings with respect to a Revolver Loan Funding Account shall accrue as the Committed Lender and Revolver Loan Funding Account bank shall agree.  The Administrative Agent shall direct the Revolver Loan Funding Account bank to pay all such investment earnings from the relevant account directly to the applicable Managing Agent, for the account of the applicable Committed Lender.

(e)           Notwithstanding anything herein to the contrary, none of the Administrative Agent, the other Managing Agents, the other Purchasers nor the Revolver Loan Funding Account bank shall have any liability for any loss arising from any investment or reinvestment made by it with respect to a Revolver Loan Funding Account in accordance with, and pursuant to, the provisions hereof.

(xv)         to delete “Section 5.2   Hedging Agreement” in its entirety and substitute the section set forth in Annex II therefor;

(xvi)        to amend “Section 12.1 Amendments and Waivers” to delete the following language in its entirety:

(x)  written notice to Concord delivered two (2) Business Days prior to effectiveness, which notice requirement may be waived in Concord’s sole discretion and (y)

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(xvii)       to delete the form of Monthly Report set forth on Exhibit E to the Credit Agreement in its entirety, and substitute the form of Monthly Report set forth on Exhibit A hereto therefor.

SECTION 2.  Waiver.  Each of the Managing Agents and the Administrative Agent hereby agrees to waive any Early Termination Event arising solely as a result of the Borrower’s failure to comply with the requirements under Section 5.2 of the Credit Agreement prior to its amendment hereunder.

SECTION 3.  Consent.  Each of the Managing Agents and the Administrative Agent hereby waives the notice and timing requirements set forth in Sections 5.1(r) and 7.9(g) of the Credit Agreement and consents to the amendment to the Credit and Collection Policy, as set forth on Exhibit B hereto.

SECTION 4.  Representations and Warranties.  The Borrower hereby represents and warrants to each of the other parties hereto, that:

(a)           this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and

(b)           on the date hereof, before and after giving effect to this Amendment, other than as amended or waived pursuant to this Amendment, no Early Termination Event or Unmatured Termination Event has occurred and is continuing.

SECTION 5.  Conditions Precedent.  This Amendment shall become effective on the first Business Day (the “Effective Date”) on which the Administrative Agent or its counsel has received counterpart signature pages of this Amendment, executed by each of the parties hereto.

SECTION 6.  Reference to and Effect on the Transaction Documents.

(a)           Upon the effectiveness of this Amendment, (i) each reference in the Credit Agreement to “this Credit Agreement”, “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby, and (ii) each reference to the Credit Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby.

(b)           Except as specifically amended, terminated or otherwise modified above, the terms and conditions of the Credit Agreement, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, any Managing Agent or any Lender under the Credit Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection

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therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

SECTION 7.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 9.  Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 10.  Fees and Expenses.   Seller hereby confirms its agreement to pay on demand all reasonable costs and expenses of the Administrative Agent, Managing Agents or Lenders in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent, Managing Agents or Lenders with respect thereto.

[Remainder of Page Deliberately Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

GLADSTONE BUSINESS LOAN, LLC

By:	/s/ George Stelljes, III
Name: George Stelljes, III
Title: President and Chief Investment Officer

Signature Page to Amendment No.5

TAHOE FUNDING CORP., LLC

By:	/s/ Andrew L. Stidd
Name: Andrew L. Stidd
Title: President

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Committed Lender, Managing Agent and Administrative Agent

By:	/s/ Mark D. O’Keefe
Name: Mark D. O’Keefe
Title: Director

By:	/s/ Tina Gu
Name: Tina Gu
Title: Vice President

Signature Page to Amendment No.5

PUBLIC SQUARE FUNDING LLC

By:	/s/ Evelyn Echevarria
Name: Evelyn Echevarria
Title: Vice President

KEYBANK, NATIONAL ASSOCIATION, as a Committed Lender and Managing Agent

By:	/s/ Paul E. Henson
Name: Paul E. Henson
Title: Executive Vice President

Signature Page to Amendment No.5

Annex I

Section 2.8      Settlement Procedures.

On each Payment Date, the Servicer on behalf of the Borrower shall pay for receipt by the applicable Lender no later than 11:00 a.m. (New York City time) to the following Persons, from (i) the Collection Account, to the extent of available funds, (ii) Servicer Advances, and (iii) amounts received in respect of any Hedge Agreement during such Settlement Period (the sum of such amounts described in clauses (i), (ii) and (iii), minus any amounts required to be deposited to the Revolver Loan Funding Accounts in accordance with Section 2.14 below being the “Available Collections”) the following amounts in the following order of priority

(i)            FIRST, to each Hedge Counterparty, any amounts owing that Hedge Counterparty under its respective Hedging Agreement in respect of any Hedge Transaction(s), for the payment thereof, but excluding, to the extent the Hedge Counterparty is not the same Person as the Administrative Agent, any Swap Breakage and Indemnity Amounts;

(ii)           SECOND, to the Servicer, in an amount equal to any Unreimbursed Servicer Advances, for the payment thereof;

(iii)          THIRD, to the extent not paid by the Servicer, to the Backup Servicer and any Successor Servicer, as applicable, in amount equal to any accrued and unpaid Backup Servicing Fee and, if any, accrued and unpaid Transition Costs, Backup Servicer Expenses and Market Servicing Fee Differential, each for the payment thereof;

(iv)          FOURTH, to the extent not paid by the Servicer, to the Collateral Custodian in an amount equal to any accrued and unpaid Collateral Custodian Fee and Collateral Custodian Expenses, if any, for the payment thereof;

(v)           FIFTH, to the Servicer, in an amount equal to (A) if the Servicer is Gladstone Advisers, Inc. or any of its Affiliates, its accrued and unpaid Servicing Fees to the end of the preceding Settlement Period, up to the Servicing Fee Limit Amount for such Settlement Period, for the payment thereof and (B) otherwise, its accrued and unpaid Servicing Fees to the end of the preceding Settlement Period for the payment thereof;

(vi)          SIXTH, to the Administrative Agent for payment to each Managing Agent, on behalf of the related Lenders, in an amount equal to any accrued and unpaid Interest, Program Fee and Liquidity Commitment Fee for such Payment Date;

(vii)         SEVENTH, to the Administrative Agent for payment to each Managing Agent, on behalf of the related Lenders, an amount equal to the excess, if any, of Advances Outstanding over the lesser of (i) the Borrowing Base or (ii) the Facility Amount, together with the amount of Breakage Costs incurred by the applicable Lenders in connection with any such payment (as such Breakage Costs are notified to the Borrower by the applicable Lender(s));

(viii)        EIGHTH, following the occurrence of the Termination Date resulting from an Early Termination Event, to the Administrative Agent for ratable payment to each Managing Agent, on behalf of the related Lenders, in an amount to reduce Advances Outstanding to zero and to pay any other Obligations in full;

(ix)           NINTH, to each Hedge Counterparty, any Swap Breakage and Indemnity Amounts owing that Hedge Counterparty.

(x)            TENTH, to the Administrative Agent for payment to each Managing Agent, on behalf of the related Lenders, in the amount of unpaid Breakage Costs (other than Breakage Costs covered in clause (vii) above) with respect to any prepayments made on such Payment Date, Increased Costs and/or Taxes (if any);

(xi)           ELEVENTH, to the Administrative Agent, all other amounts then due under this Agreement to the Administrative Agent, the Lenders, the Affected Parties or Indemnified Parties, each for the payment thereof;

(xii)          TWELFTH, to the Servicer, in an amount equal to (A) if the Servicer is Gladstone Advisers, Inc. or any of its Affiliates, its accrued and unpaid Servicing Fees to the end of the preceding Settlement Period not otherwise paid pursuant to priority FIFTH above; and

(xiii)         THIRTEENTH, all remaining amounts to the Borrower.

Annex II

Section 5.2                                      Hedging Agreement.

(a)           The Borrower shall, on or before the initial Advance hereunder, enter into a Hedge Transaction with a Hedge Counterparty, which shall: (i) be in the form of interest rate caps or swaps having a notional amount equal to (A) on the Closing Date, the Required Notional Amount and (B) thereafter, an amount reflecting amortization at a rate to be determined by the Managing Agents upon consultation with the Borrower and (ii) shall provide for payments to the Borrower to the extent that the LIBO Rate shall exceed a rate agreed upon between the Managing Agents and the Borrower.  From and after May 27, 2005, prior to acquiring a fixed-rate Loan, the Borrower will consult with the Managing Agents to determine whether an additional cap or swap will be required in respect of such Loan to maintain compliance with the requirements set forth in the preceding sentence.

(b)           As additional security hereunder, the Borrower hereby assigns to the Administrative Agent, as agent for the Secured Parties, all right, title and interest of the Borrower in each Hedging Agreement, each Hedge Transaction, and all present and future amounts payable by a Hedge Counterparty to the Borrower under or in connection with the respective Hedging Agreement and Hedge Transaction(s) with that Hedge Counterparty (“Hedge Collateral”), and grants a security interest to the Administrative Agent, as agent for the Secured Parties, in the Hedge Collateral.  The Borrower acknowledges that, as a result of that assignment, the Borrower may not, without the prior written consent of the Administrative Agent, exercise any rights under any Hedging Agreement or Hedge Transaction, except for the Borrower’s right under any Hedging Agreement to enter into Hedge Transactions in order to meet the Borrower’s obligations under Section 5.2(a) hereof.  Nothing herein shall have the effect of releasing the Borrower from any of its obligations under any Hedging Agreement or any Hedge Transaction, nor be construed as requiring the consent of the Administrative Agent or any Secured Party for the performance by the Borrower of any such obligations.

Exhibit A

Form of Monthly Report

Please see attached.

Exhibit B

Credit and Collection Policy

On file with Agent.